Exhibit 23.1


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 20, 2001 included in Newmont Mining Corporation's Form 8-K filed on May 9, 2001, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP


Denver, Colorado,
July 23, 2001